UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 3000 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Quarterly Report on Form 10-Q of ZaZa Energy Corporation (the “Company”) for the period ended June 30, 2012, on September 11, 2012, the Company entered into an Employment Agreement with its Chief Financial Officer, Ian H. Fay (the “Fay Employment Agreement”). In connection with the entry of the parties into the Fay Employment Agreement, on September 17, 2012, the Company and Mr. Fay entered into a Restricted Stock Agreement awarding Mr. Fay 50,000 shares of restricted common stock (the “Award”). The Award was effective as of September 11, 2012 and fully vested on September 18, 2012. The Award is subject to the conditions of the Company’s Long Term Incentive Plan (the “Plan”) and shall be forfeited in the event effective shareholder approval of the Plan is not obtained. The foregoing description of the Restricted Stock Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Document
10.1*	Restricted Stock Agreement, dated September 17, 2012, between ZaZa Energy Corporation and Ian H. Fay.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: September 21, 2012	By:	/s/ Todd Alan Brooks
Name: Todd Alan Brooks
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Name of Document
10.1*	Restricted Stock Agreement, dated September 17, 2012, between ZaZa Energy Corporation and Ian H. Fay.

* Filed herewith.